EXHIBIT 10.62

STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (this “Agreement”), dated as of February 7, 2001, is by and among Ultramar Diamond Shamrock Corporation a Delaware corporation (“Buyer”) and TotalFinaElf, S.A., a French corporation and Total Finance, S.A., a French corporation (collectively, the “Seller”).

RECITALS:

     A. Seller acquired shares of Buyer’s common stock, par value $0.01 (the “Common Stock”) in 1997 pursuant to Buyer’s acquisition by merger of Total Petroleum (North American) Ltd.

     B. The Board of Directors of Buyer is expected to approve a share buyback program, under which Buyer plans to repurchase up to $850 million worth of Common Stock (the “Share Repurchase”).

     C. As part of the Share Repurchase, Buyer desires to purchase from Seller and Seller desires to sell to Buyer, 7,050,109 shares (the “Shares”) of Common Stock, upon the terms and conditions set forth in this Agreement.

AGREEMENT:

     In consideration of the mutual agreements set forth in this Agreement, Buyer and Seller hereby agree as follows:

ARTICLE I

DEFINITIONS

     1.1 Definitions. As used in this Agreement the following terms shall have the meanings set forth below:

     “Governmental Authority” means any domestic or foreign national, state, multi-state, municipal or other local government, any subdivision, agency, instrumentality, department, board, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory or taxing authority thereunder or any federal, state, local or foreign court, tribunal or arbitrator.

     “Laws” means any law, statute, rule, code, regulation, ordinance or other legally enforceable requirement of any Governmental Authority.

     “Lien” means any security interest, mortgage, pledge, encumbrance, lien, charge, Option, adverse claim or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

     “Option” means any option, warrant, call, convertible or exchangeable security, subscription, claim, unsatisfied preemptive right, commitment, other agreement or right of similar nature.

ARTICLE II

SALE AND PURCHASE OF SHARES

     2.1 Sale and Purchase of Shares. The closing of the purchase and sale of the Shares (the “Closing”) shall take place at Buyer’s corporate offices, 6000 North Loop 1604 West, San Antonio, Texas 78249, February 13, 2001or at such other place, date and time as the parties may agree (such date being referred to as the “Closing Date”). At the Closing, (a) Seller shall sell, assign and transfer all of the Shares to Buyer, (b) Seller shall deliver or cause to be delivered to Buyer one or more stock certificates representing the Shares owned by Seller, with duly executed stock powers reasonably satisfactory to Buyer in proper form for transfer, (c) Seller shall transfer all of the Shares free and clear of all Liens, and (d) Buyer shall purchase and acquire the Shares and pay and deliver to Seller the Purchase Price (as defined in Section 2.2) and (e) Buyer shall deliver to Seller an opinion of counsel to Buyer covering in substance the matters addressed in Sections 3.2(a) and (b).

     2.2 Purchase Price. In full consideration for the Shares, Buyer shall pay to Seller by bank wire transfer of immediately available funds an aggregate amount in cash equal to $32.85 per share of Common Stock multiplied by the number of Share(the “Purchase Price”).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

     3.1 Seller represents and warrants to Buyer as of the date of this Agreement as follows:

     (a) Authority. Seller has all requisite power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated herein, and this Agreement has been duly executed and delivered by Seller pursuant to all necessary authorization and is the legal, valid and binding obligation of such Seller enforceable against Seller in accordance with its terms, except as limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally from time to time in effect and (ii) the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity).

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     (b) Title. Seller (i) is the record and beneficial owner of all of the Shares; (ii) has full power, right and authority to make and enter into this Agreement and to sell, assign, transfer and deliver the Shares to Buyer, and (iii) has good and valid title to the Shares, free and clear of all Liens and Options. Upon the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof, Buyer shall acquire good and marketable title to the Shares, free and clear of all Liens. To the best knowledge of Seller, the Shares represent the only ownership interest that Seller has in Buyer, and after the Closing Date, Seller will not own any of Buyer’s Common Stock.

     3.2 Buyer represents and warrants to Seller as of the date of this Agreement as follows:

     (a) Authority. Buyer has all requisite authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated herein, and this Agreement has been duly executed and delivered by Buyer pursuant to all necessary authorization (subject only to the provisions of Section 4.1) and is the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally from time to time in effect, and (ii) the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity).

     (b) No Conflict. No consent, authorization, approval, order or permit of or from, or declaration or filing with, any federal, state, local or other Governmental Authority or court or other tribunal is required for the execution, delivery or performance of this Agreement by Buyer. No consent of any party to any agreement to which Buyer is a party is required for the execution, delivery or performance of this Agreement by Buyer. The execution, delivery and performance of this Agreement by Buyer will not violate, result in a breach of or conflict with Buyer’s certificate incorporation or by-laws, any law, rule, regulation, order or decree binding on Buyer, or any agreement to which Buyer is a party.

     (c) No Brokers. Neither Buyer nor any person acting on behalf of Buyer has incurred any obligation to any finder, broker or similar person in connection with the transactions contemplated hereby.

     (d) SEC Reports. All documents filed by Buyer pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), since September 30, 1997, (i) were prepared in accordance with the requirements of the Exchange Act, (ii) did not at the time they were filed contain any untrue statement of a material fact, (iii) did not at the time they were filed omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. From the date as of which information is given in the most recent report filed by Buyer under the Exchange Act, there has not been any material change or development relating to Buyer or its business and Buyer is not engaged in any discussions or negotiations regarding any extraordinary transaction.

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     3.3 Each party shall indemnify and hold the other harmless from and against any and all damage, cost, actions, claims, expenses (including reasonable attorneys fees and expenses) and other liability arising from or relating to any breach by such party of any representation, warranty or agreement of such party contained in this Agreement.

ARTICLE IV

CONDITIONS TO CLOSING

     4.1 Condition to Obligation of the Parties. The respective obligations of the Seller and Buyer to consummate the transactions contemplated by this Agreement shall be conditioned on the representations and warranties of the other party contained herein being true and correct as if made on the Closing Date and such other party shall have performed all of its obligations required to be performed hereunder.

ARTICLE V

MISCELLANEOUS AND GENERAL

     5.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by any party hereto without the prior written consent of the other parties hereto.

     5.2 Third Party Beneficiaries . Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

     5.3 Complete Agreement . This Agreement and the schedules hereto and the other documents delivered by the parties in connection herewith contain the complete agreement between the parties hereto with respect to the transactions contemplated hereby and thereby and supersede all prior agreements and understandings between the parties hereto with respect thereto.

     5.4 Captions; References. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement. When a reference is made in this Agreement to a Section or an Article, such reference shall be to a Section or an Article of this Agreement, unless otherwise indicated.

     5.5 Amendment. This Agreement may be amended or modified only by an instrument in writing duly executed by the parties to this Agreement.

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     5.6 Waiver. At any time prior to the Closing, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (iii) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable Law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a writing signed on behalf of such party.

     5.7 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its rules of conflict of laws.

     5.8 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     5.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute but one instrument.

     5.10 Other Agreement. The Stockholder Agreement between Buyer and Total Fina Elf S.A. dated as of April 15, 1997, shall be terminated and of no further force or effect as of the Closing Date and no party shall have any further obligation to the other under such agreement except in regard to the Topna Tradename License and Topna Technology License contemplated thereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

ULTRAMAR DIAMOND SHAMROCK CORPORATION

By: /s/ Steven Blank —————————————————— ——
Name: Steven Blank Title: Vice President and Treasurer

TOTALFINAELF, S.A.

By: /s/ R. Castaigne —————————————————— ——
Name: R. Castaigne Title: CFO

TOTAL FINANCE S.A.

By: /s/ R. Castaigne —————————————————— ——
Name: R. Castaigne Title: Authorized Signatory